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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the use in this Registration Statement of Concordia Bus Nordic AB (publ) on Form F-4 of our report dated May 24, 2004, relating to the consolidated financial statements of Concordia Bus Nordic Holding AB as of February 28, 2003 and February 29, 2004 and for each of the three years in the period ended February 29, 2004 (which report expresses and unqualified opinion and includes an explanatory paragraph relating to the differences between accounting principles generally accepted in Sweden and accounting principles generally accepted in the United States of America and the effect that the application of the latter would have on the determination of net loss and shareholder's equity), appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the headings "Experts" and "General Information" in such Prospectus.

Deloitte & Touche AB
Stockholm, Sweden
May 24, 2004

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  Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT